Axos Financial, Inc. Reports Record Fiscal Second Quarter 2023 Results

LAS VEGAS, NV – (BUSINESS WIRE) – January 26, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos”), today announced unaudited financial results for the fiscal second quarter ended December 31, 2022. Net income was $81.6 million, an increase of 34% from $60.8 million for the quarter ended December 31, 2021. Diluted earnings per share were $1.35, an increase of $0.35, or 35%, as compared to diluted earnings per share of $1.00 for the quarter ended December 31, 2021.
Adjusted earnings and adjusted earnings per diluted common share (“adjusted EPS”), non-GAAP measures, which exclude non-cash amortization expenses and non-recurring costs related to mergers and acquisitions, and other non-recurring costs each increased 33% to $83.4 million and $1.38, respectively, for the quarter ended December 31, 2022, compared to $62.9 million and $1.04, respectively, for the quarter ended December 31, 2021.
Fiscal Second Quarter 2023 Financial Summary:

	Three Months Ended December 31,
(Dollars in thousands, except per share data)	2022	2021	% Change
Net interest income	$199,910	$145,568	37.3%
Non-interest income	$28,329	$30,787	(8.0)%
Net income	$81,552	$60,787	34.2%
Adjusted earnings (Non-GAAP)[1]	$83,354	$62,917	32.5%
Diluted EPS	$1.35	$1.00	35.0%
Adjusted EPS (Non-GAAP)[1]	$1.38	$1.04	32.7%
[1] See “Use of Non-GAAP Financial Measures”
For the six months ended December 31, 2022, net income was $140.0 million, an increase of 16% from net income of $121.0 million for the six months ended December 31, 2021. Diluted earnings per share were $2.31 for the six months December 31, 2022, an increase of $0.32, or 16%, as compared to diluted earnings per share of $1.99 for the six months ended December 31, 2021.
“Our diverse lending and deposit businesses continue to support strong revenue and earnings growth,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Net interest income increased 10.8% linked quarter and 37.3% year-over-year, as a result of net interest margin expansion and loan growth. Higher loan yields, primarily from monthly-adjustable commercial loans and a diverse mix of interest-bearing and non-interest bearing deposits allowed us to increase our net interest margin this quarter compared to last quarter despite increased deposit funding costs. Additionally, several of our businesses benefited from rising interest rates, including Axos Securities and Axos Fiduciary Services.”
“Our annualized return on average common equity of 18.71% this quarter exceeded our annualized loan growth rate of 7% allowing us to organically build our capital ratios this quarter,” stated Derrick Walsh, Executive Vice President and Chief Financial Officer of Axos. “Growth in our Securities Business and continued solid operational performance led to an improved efficiency ratio of 47.1%. Credit quality remains strong, with non-performing assets to total assets declining by 14 basis points linked-quarter to 54 basis points.”

Other Highlights
•Net loans for investment totaled $15.5 billion at December 31, 2022, an increase of $0.3 billion, or 7% annualized, from $15.2 billion at September 30, 2022
•Deposits totaled $15.7 billion at December 31, 2022, an increase of $0.5 billion, or 14% annualized, from $15.2 billion at September 30, 2022
•Pretax income for the Securities Business segment was $15.6 million for the quarter ended December 31, 2022 compared to $8.9 million for the quarter ended September 30, 2022
•Net interest margin was 4.49% for the quarter ended December 31, 2022, compared to 4.10% for the quarter ended December 31, 2021
•Non-performing loans to total loans was 0.61% at December 31, 2022, down from 0.78% at September 30, 2022
•Return on average common stockholders’ equity was 18.71% for the quarter ended December 31, 2022
•Book value increased to $29.79 per share at December 31, 2022, from $25.60, an increase of 16% from December 31, 2021
Fiscal Second Quarter 2023 Income Statement Summary
Net income was $81.6 million or $1.35 per diluted common share for the three months ended December 31, 2022, compared to $60.8 million, or $1.00 per diluted common share for the three months ended December 31, 2021. Net interest income increased $54.3 million or 37% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021, primarily due to higher average balances and rates earned in the loan portfolio, partially offset by higher rates paid on deposits.
The provision for credit losses was $3.5 million for the three months ended December 31, 2022 compared to $4.0 million for the three months ended December 31, 2021 primarily due to growth in the loan portfolio and changes in loan mix.
Non-interest income decreased to $28.3 million for the three months ended December 31, 2022 compared to $30.8 million for the three months ended December 31, 2021. Decreases of $4.0 million in mortgage banking income, $2.5 million in prepayment penalty fee income and $1.1 million in advisory fee income were partially offset by an increase of $3.5 million in broker-dealer fee income and a $1.7 million increase in banking and service fees.
Non-interest expense, comprised of various operating expenses, increased $21.5 million to $107.5 million for the three months ended December 31, 2022 from $86.0 million for the three months ended December 31, 2021. The increase was primarily attributable to a $9.7 million increase in salaries and related costs, a $7.5 million increase in advertising and promotional expenses primarily due to increased lead generation and deposit marketing costs, and a $2.5 million increase in professional services primarily due to higher consulting expenses supporting technology investments.
Balance Sheet Summary
Axos’ total assets increased by $1.3 billion, or 8%, to $18.7 billion, at December 31, 2022, from $17.4 billion at June 30, 2022, primarily due to an increase of $1.4 billion in loans held for investment. Total liabilities increased by $1.2 billion, or 8%, to $17.0 billion at December 31, 2022, from $15.8 billion at June 30, 2022, primarily due to an increase in deposits of $1.7 billion, partially offset by a $0.3 billion decrease in securities loaned. Stockholders’ equity increased by approximately $144.6 million, or 9%, to $1.8 billion at December 31, 2022 from $1.6 billion at June 30, 2022. The increase was primarily the result of $140.0 million of net income.
The Bank’s common equity tier 1 capital ratio was 11.28% at December 31, 2022 compared to 10.91% at December 31, 2021.

Conference Call
A conference call and webcast will be held on Thursday, January 26, 2023 at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until February 26, 2023, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13735213.
About Axos Financial, Inc. and Subsidiaries
The condensed consolidated financial statements include the accounts of Axos Financial, Inc. (“Axos”) and its wholly owned subsidiaries, Axos Bank (the “Bank”) and Axos Nevada Holding, LLC (“Axos Nevada Holding” and collectively, the “Company”). Axos Nevada Holding wholly owns its subsidiary Axos Securities, LLC, which wholly owns subsidiaries Axos Clearing LLC, a clearing broker dealer, Axos Invest, Inc., a registered investment advisor, and Axos Invest LLC, an introducing broker dealer. With approximately $18.7 billion in consolidated assets, Axos Financial, Inc. through Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $32.3 billion of assets under custody and/or administration, and Axos Invest, Inc., provide comprehensive securities clearing and custody services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc. please visit investors.axosfinancial.com.
Segment Reporting
The Company operates through two segments: Banking Business and Securities Business. In order to reconcile the two segments to the consolidated totals, the Company includes parent-only activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business segment and non-interest expense incurred by the Banking Business segment for cash sorting fees related to deposits sourced from Securities Business segment customers, as well as interest expense paid by the Banking Business segment to each of the wholly-owned subsidiaries of the Company and to the Company itself for their operating cash held on deposit with the Business Banking segment.
The following tables present the operating results of the segments and reconciliations:

	Three Months Ended December 31, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$198,545	$4,876	$(3,511)	$199,910
Provision for credit losses	3,500	—	—	3,500
Non-interest income	10,557	36,004	(18,232)	28,329
Non-interest expense	96,284	25,271	(14,027)	107,528
Income before taxes	$109,318	$15,609	$(7,716)	$117,211

	Three Months Ended December 31, 2021
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$142,259	$4,506	$(1,197)	$145,568
Provision for credit losses	4,000	—	—	4,000
Non-interest income	16,295	16,454	(1,962)	30,787
Non-interest expense	62,449	21,654	1,916	86,019
Income before taxes	$92,105	$(694)	$(5,075)	$86,336

	Six Months Ended December 31, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$378,275	$9,151	$(7,041)	$380,385
Provision for credit losses	12,250	—	—	12,250
Non-interest income	21,269	65,169	(30,901)	55,537
Non-interest expense	197,080	49,786	(23,251)	223,615
Income before taxes	$190,214	$24,534	$(14,691)	$200,057

	Six Months Ended December 31, 2021
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$284,500	$10,682	$(2,972)	$292,210
Provision for credit losses	8,000	—	—	8,000
Non-interest income	31,123	29,560	(3,194)	57,489
Non-interest expense	125,174	40,927	4,349	170,450
Income before taxes	$182,449	$(685)	$(10,515)	$171,249

Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with GAAP, this release includes the non-GAAP financial measures adjusted earnings, adjusted earnings per diluted common share and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. As noted below with respect to each measure, we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, and our management uses these non-GAAP measures when it internally evaluates the performance of our business and makes operating decisions. However, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share (“adjusted EPS”), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs and other costs provides investors with an alternative understanding of Axos’ core business.
Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Net income	$81,552	$60,787	$139,959	$120,997
Acquisition-related costs	2,590	3,026	5,324	5,872
Other costs	—	—	16,000	—
Tax effects of adjustments	(788)	(896)	(6,406)	(1,723)
Adjusted earnings (Non-GAAP)	$83,354	$62,917	$154,877	$125,146
Adjusted EPS (Non-GAAP)	$1.38	$1.04	$2.56	$2.06

We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus mortgage servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity to tangible book value per common share (Non-GAAP) as of the dates indicated:

	December 31,
(Dollars in thousands, except per share amounts)	2022	2021
Total stockholders’ equity	$1,787,559	$1,523,157
Less: mortgage servicing rights, carried at fair value	25,526	20,110
Less: goodwill and other intangible assets	157,585	161,954
Tangible common stockholders’ equity (Non-GAAP)	$1,604,448	$1,341,093
Common shares outstanding at end of period	60,000,079	59,498,575
Tangible book value per common share (Non-GAAP)	$26.74	$22.54

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions and expectations of the environment in which Axos operates. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, inflation, government regulation, general economic conditions, including uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

The following tables set forth certain selected financial data concerning the periods indicated:
AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	December 31, 2022	June 30, 2022	December 31, 2021
Selected Balance Sheet Data:
Total assets	$18,741,035	$17,401,165	$15,547,947
Loans—net of allowance for credit losses	15,473,212	14,091,061	12,607,179
Loans held for sale, carried at fair value	4,292	4,973	27,428
Loans held for sale, lower of cost or fair value	455	10,938	11,446
Allowance for credit losses - loans	157,218	148,617	140,489
Securities—trading	372	1,758	1,223
Securities—available-for-sale	248,062	262,518	139,581
Securities borrowed	58,846	338,980	534,243
Customer, broker-dealer and clearing receivables	272,579	417,417	429,634
Total deposits	15,690,494	13,946,422	12,269,172
Advances from the FHLB	100,000	117,500	157,500
Borrowings, subordinated notes and debentures	334,077	445,244	260,435
Securities loaned	156,008	474,400	578,762
Customer, broker-dealer and clearing payables	420,947	511,654	528,796
Total stockholders’ equity	1,787,559	1,642,973	1,523,157

Capital Ratios:
Equity to assets at end of period	9.54%	9.44%	9.80%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	9.06%	9.25%	9.42%
Common equity tier 1 capital (to risk-weighted assets)	10.55%	9.86%	10.08%
Tier 1 capital (to risk-weighted assets)	10.55%	9.86%	10.08%
Total capital (to risk-weighted assets)	13.49%	12.73%	12.16%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	10.05%	10.65%	10.13%
Common equity tier 1 capital (to risk-weighted assets)	11.28%	11.24%	10.91%
Tier 1 capital (to risk-weighted assets)	11.28%	11.24%	10.91%
Total capital (to risk-weighted assets)	12.13%	12.01%	11.73%
Axos Clearing LLC:
Net capital	$60,334	$38,915	$39,453
Excess capital	$55,977	$32,665	$32,171
Net capital as a percentage of aggregate debit items	27.69%	12.45%	10.84%
Net capital in excess of 5% aggregate debit items	$49,441	$23,290	$21,249

AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	At or for the Three Months Ended		At or for the Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Selected Income Statement Data:
Interest and dividend income	$279,588	$157,076	$503,374	$315,386
Interest expense	79,678	11,508	122,989	23,176
Net interest income	199,910	145,568	380,385	292,210
Provision for credit losses	3,500	4,000	12,250	8,000
Net interest income after provision for credit losses	196,410	141,568	368,135	284,210
Non-interest income	28,329	30,787	55,537	57,489
Non-interest expense	107,528	86,019	223,615	170,450
Income before income tax expense	117,211	86,336	200,057	171,249
Income tax expense	35,659	25,549	60,098	50,252
Net income	$81,552	$60,787	$139,959	$120,997

Per Common Share Data:
Net income:
Basic	$1.36	$1.02	$2.34	$2.04
Diluted	$1.35	$1.00	$2.31	$1.99
Adjusted earnings per common share (Non-GAAP)[1]	$1.38	$1.04	$2.56	$2.06
Book value per common share	$29.79	$25.60	$29.79	$25.60
Tangible book value per common share (Non-GAAP)[1]	$26.74	$22.54	$26.74	$22.54

Weighted average number of common shares outstanding:
Basic	59,999,573	59,496,489	59,927,078	59,443,667
Diluted	60,514,635	60,755,981	60,540,353	60,749,383
Common shares outstanding at end of period	60,000,079	59,498,575	60,000,079	59,498,575
Common shares issued at end of period	69,153,591	68,376,837	69,153,591	68,376,837

Performance Ratios and Other Data:
Loan originations for investment	$2,013,576	$2,525,871	$4,499,800	$4,618,150
Loan originations for sale	$43,227	$193,320	$113,300	$403,287
Return on average assets	1.77%	1.63%	1.55%	1.65%
Return on average common stockholders’ equity	18.71%	16.29%	16.35%	16.51%
Interest rate spread[2]	3.64%	3.90%	3.63%	3.97%
Net interest margin[3]	4.49%	4.10%	4.38%	4.16%
Net interest margin[3] – Banking Business Segment	4.65%	4.30%	4.58%	4.39%
Efficiency ratio[4]	47.11%	48.78%	51.30%	48.74%
Efficiency ratio[4] – Banking Business Segment	46.05%	39.39%	49.33%	39.66%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.05%	0.01%	0.05%	0.01%
Non-performing loans and leases to total loans	0.61%	1.14%	0.61%	1.14%
Non-performing assets to total assets	0.54%	0.94%	0.54%	0.94%
Allowance for credit losses - loans to total loans held for investment	1.00%	1.10%	1.00%	1.10%
Allowance for credit losses - loans to non-performing loans	165.51%	96.27%	165.51%	96.27%

1    See “Use of Non-GAAP Financial Measures” herein.
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4 Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.